Exhibit 99.1

GOLD RESOURCE CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 20, 2008

        The annual meeting of the shareholders of Gold Resource Corporation (the “Company”) will be held at the Brown Palace Hotel, Ballroom B, 321 17th Street, Denver, Colorado, 80202, on June 20, 2008 at 10:00 a.m. Mountain time, for the following purposes:

(1)	To elect three (3) directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	To approve the amendment of the Company’s Non-Qualified Stock Option and Stock Grant Plan as described in more detail in the attached proxy statement;

(3)	To ratify the appointment of Stark Winter Schenkein & Co., LLP as the independent accountants for the Company for the year ending December 31, 2008; and

(4)	To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on May 6, 2008 as the record date for the determination of the holders of the Company’s stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on the books of the Company at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof.

        All shareholders are invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED POSTAGE–PAID PROXY CARD OR OTHERWISE RETURN YOUR PROXY IN A MANNER DESCRIBED IN THE ACCOMPANYING PROXY CARD. Any shareholder attending the meeting may revoke his proxy and vote in person, even if that shareholder has returned a proxy.

        A proxy statement explaining the matters to be acted upon at the annual meeting follows. Please read it carefully.

May 7, 2008	By Order of the Board of Directors /s/ William W. Reid Chairman and Chief Executive Officer

PROXY STATEMENT

GOLD RESOURCE CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
June 20, 2008

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gold Resource Corporation (“we”, “our” or “us”), to be voted at the annual meeting of shareholders to be held at 10:00 a.m. Mountain time on Friday, June 20, 2008, at the Brown Palace Hotel, Ballroom B, 321 17th Street, Denver, Colorado, 80202 or at any adjournment or postponement of the meeting. This proxy statement and accompanying form of proxy were first mailed or given to our shareholders on or about May 14, 2008.

        If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Our shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Financial Services Investor Communication Services online program. The program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in Broadridge’s program.

        Shareholders who do not wish to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card by mail. Signing and returning the proxy card or submitting the proxy via the Internet or telephone does not affect a shareholder’s right to vote in person at the meeting.

Executed Proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director and FOR proposals 2 and 3 described in the Notice of Annual Meeting.

        Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

        The cost of the meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by us. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

        Only holders of record of our common stock, $0.001 par value per share, on May 6, 2008 are entitled to receive notice and to vote at the annual meeting. Each share of common stock is entitled to one vote. On May 6, 2008, there were a total of 34,206,952 shares of common stock outstanding. The presence in person or by proxy of not less than one-third of the outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

        Brokers who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. Proposals such as the election of directors and the ratification of independent auditors are considered routine. The absence of votes on non-routine proposals are referred to as “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors, the amendment of the Non-qualified Stock Option and Stock Grant Plan or the ratification of the appointment of the independent accountants, as they will not be counted as votes for or against those matters.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD OR OTHERWISE RETURN YOUR PROXY BY INTERNET OR TELEPHONE VOTING PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)

        The Board of Directors currently consists of three members, all of whom are nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Directors and Executive Officers

        The following table reflects our current directors and executive officers as of the date of this proxy statement.

Name	Age	Positions With the Company	Board Position Held Since
William W. Reid (1)(2)	59	President, Chief Executive Officer and Director	1998

David C. Reid (2)(3)	58	Vice President, Secretary, Treasurer and Director	1998

Bill M. Conrad (1)(3)	51	Director	2006

Frank L. Jennings	57	Chief Financial Officer	N/A

Jason D. Reid	35	Vice President of Corporate Development	N/A

(1) Member of the Audit Committee.
(2) Member of the Nominating Committee.
(3) Member of the Compensation Committee.

        The following information summarizes the business experience for at least the last five years of our officers and directors and persons nominated to be our directors:

Nominees

        We have nominated the following three individuals to serve as our directors until the next annual meeting of shareholders and until their successors are duly elected and qualified:

        William W. Reid.  Mr. Reid has served as a director and our President and Chief Executive Officer since our inception in 1998. Until August 2005 and his separation from US Gold, he served in that position on a part-time basis. From 1977 to August 18, 2005, he served as the president, chief executive officer and chairman of the board of directors of US Gold Corporation, a publicly-traded Colorado corporation engaged in the exploration of gold mining properties. Mr. Reid received a Bachelor of Science in physics in 1970 and a Master’s in Economic Geology in 1972 from Purdue University.

        David C. Reid.  Mr. David Reid has served as a director and our Vice President since our inception in 1998. He also served in a part-time capacity until his separation from US Gold. From 1977 to August 18, 2005, he was the vice president and a director of US Gold. Mr. Reid received a Bachelor of Science degree in geology from Ball State University in 1972. David Reid is the brother of William Reid.

        Bill M. Conrad.  Mr. Conrad was elected to the Board of Directors on June 1, 2006. Mr. Conrad is currently the vice-president, secretary and a director of Brishlin Resources, Inc., formerly Blue Star Energy, Inc., a Colorado corporation engaged in the energy industry. The common stock of Brishlin is traded over-the-counter and quoted on the OTC Bulletin Board (OTCBB). From February 2002 to June 2005, he served as the president of Wyoming Oil & Minerals, Inc., a publicly traded Wyoming corporation now known as Sun Motor International Inc., and from 2000 to April 2003, he served as the vice president of New Frontier Energy, Inc., a publicly traded Colorado corporation, both engaged in the oil and gas industry during his tenure.

Our Executive Officers

        In addition to Messrs. William and David Reid, we have the following executive officer as of the date of this proxy statement:

        Frank L. Jennings. Mr. Jennings was appointed to serve as our principal financial officer on April 5, 2006. He serves our company on a part-time basis as his services are deemed necessary. Since 2001, Mr. Jennings has been a financial consultant and provides management and financial consulting services primarily to smaller public companies. From 2000 to 2005, he served as the chief financial officer and a director of Global Casinos, Inc., a publicly traded Utah corporation, and from 2001 to 2005, he served as the chief financial officer and a director of OnSource Corporation, now known as Ceragenix Pharmaceuticals, Inc., a publicly traded Delaware corporation. During his tenure with Global Casinos and Ceragenix Pharmaceuticals, each company was engaged in the gaming industry and each had common stock quoted on the OTC Bulletin Board.

        Jason D. Reid. Mr. Reid was appointed as Vice President of Corporate Development effective January 2, 2008. In that capacity, he is responsible for formulating corporate growth and capital formation strategies and overseeing our investor relations programs. Mr. Reid joined our company in May 2006 as the Corporate Development Assistant. From 1996 until joining our company, he was the president of Reid Farrier, Inc., providing services in the equine industry. Mr. Reid received a Bachelor of Science in Anthropology in 1995 from Fort Lewis College in Durango, Colorado. Jason Reid is the son of William Reid.

        Our officers serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

        If a quorum is present at the meeting, directors are elected by a plurality of votes (i.e., the three candidates receiving the highest number of votes will be elected to the Board of Directors). You may vote for all of the nominees as directors, or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the nominees listed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR
AMENDMENT OF THE NON-QUALIFIED
STOCK OPTION
AND STOCK GRANT PLAN

(Proposal 2 on Proxy Card)

Background

        Effective March 4, 1999, our Board of Directors adopted the Gold Resource Corporation Non-Qualified Stock Option and Stock Grant Plan, or the “Plan.” The Plan presently provides for the grant of non-qualified options and stock awards to employees, directors, officers, consultants or advisors designated by the Board of Directors and upon whose judgment, initiative and efforts we may rely. We refer to these individuals as “Key Persons.” As of May 6, 2008, options have been granted to 3 employees (including two employees who are also directors), 1 non-employee director, and 2 consultants and advisors under the Plan.

        The purpose of the Plan is to advance the interests of the company and its shareholders by affording Key Persons, upon whose judgment, initiative and efforts we may rely for the successful conduct of our business, an opportunity for investment in our company and the incentive advantages inherent in stock ownership.

        The Plan is set to terminate by its terms on March 3, 2009. On May 2, 2008, the Board of Directors amended the Plan to extend the termination date of the Plan to the last day of February 2019. The Board of Directors believes that extending the termination date of the Plan is in the best interest of the company and its shareholders because it will allow the company to continue to reward and provide an incentive to its officers, directors, employees and consultants.

        By unanimous vote of the directors, the Gold Resource Board of Directors has recommended that shareholders vote “FOR” approval of the amendment of the Plan.

        The full text of the proposed amendment is included as Annex A to this proxy statement and incorporated herein by reference.

Summary of the Plan

        Administration of the Plan.  The Board of Directors, or a committee appointed by the Board, administers the Plan. The Board has the power to select the participants to be granted awards, determines the time or times when awards will be made, and determines the form of an award, the number of shares of the our common stock subject to the award, and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting, with the exception that the maximum number of shares that may be issued under the Plan is 6,000,000 shares of common stock (including those previously granted).

        Shares Subject to the Plan.  There are currently 6,000,000 shares of common stock reserved for the grant of awards under the Plan. After considering exercises and forfeitures under the Plan, as of May 6, 2008, there were 2,250,000 shares of common stock available for grant under the Plan.

        Adjustment of Shares.  The number of shares available under and subject to the Plan, and each share reserved for issuance under the Plan, are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the our common stock. Any shares of our common stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise will be available again for grant under the Plan.

        Exercise of Options.  The committee determines the exercise price for each option, but no option will be granted at an exercise price that is less than the fair market value of the our common stock on the date of grant. An option holder may exercise an option by written notice and payment of the exercise price (i) in cash; (ii) by check, bank draft or money order payable to the order of us; (iii) by surrender of previously issued and outstanding shares; (iv) by attestation, where the option holder is issued the number of shares exercised, reduced by the number of whole shares necessary to pay the exercise price, or a combination of the foregoing. In addition, an option may be exercised by a broker-dealer acting on behalf of the participant if the broker-dealer has received from the participant a notice of exercise and adequate provision has been made with respect to the payment of any withholding taxes due upon exercise. If the exercise price of the shares being purchased is $2,000 or less, the exercise price must be paid in cash or by check, bank draft or money order payable to the order of us.

        Option Term.  The committee determines the period and the conditions of exercisability, the minimum periods during which participants must be employed by us or must hold options before they may be exercised, the minimum periods during which shares acquired upon exercise must be held before sale, conditions under which the options or shares may be subject to forfeiture, the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time. Options must expire no later than 10 years from the date of grant. If a participant’s employment terminates for any reason other than cause or death, the participant will be entitled to purchase all or any part of the shares subject to any vested option for a period of up to three months from the date of termination (not longer than one year in the case of death). If the participant’s employment terminates for cause, as determined by us, the unexercised option will be forfeited and expire.

        Stock Grants. The Board may grant shares of our common stock to participants. The committee determines the number of shares of the our common stock to be granted, the vesting conditions and other restrictions, if any, the time and manner of payment, and any other terms and conditions of the stock grants. The committee may also, in its sole discretion, accelerate vesting and waive other restrictions and conditions under such circumstances as it deems appropriate

        Nontransferability. Except as may otherwise be provided by the Board at the time of a grant, options are not transferable except by will or pursuant to the laws of descent and distribution.

        Amendment and Termination. The Board of Directors may alter, suspend or terminate the Plan at any time and may, from time to time, amend the Plan in any manner.

Federal Income Tax Consequences of the Grant and Exercise of Options

        Certain of the federal income tax consequences applicable to the grant and exercise of non-qualified options and stock grants:

        Non-Qualified Options.  There are no income tax consequences to the participant or to us when a non-qualified option is granted. When a non-qualified stock option is exercised, in general, the participant recognizes compensation, subject to wage withholding and income tax, equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by section 162(m) of the Code.

        Stock Grants.  The grant of stock under the Plan generally gives rise to compensation to the recipient, subject to wage withholding and income tax, equal to the fair market value of the stock on the date of grant. As with the exercise of options, we are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by section 162(m) of the Code.

        Code Section 409A.  Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. We have structured the Plan and expect to administer the Plan with the intention that non-qualified options will qualify for an exemption from section 409A of the Code.

        Code Section 162(m).  Under section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of the four highest paid executive officers who were employed by us on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this limitation on deductibility. We have structured the Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by section 162(m) of the Code.

        Shares issued upon exercise of options or upon stock grants under the Plan are “restricted securities” as defined under the Securities Act unless a registration statement covering such shares is effective. Restricted shares cannot be freely sold and must be sold pursuant to an exemption from registration (such as Rule 144) which exemptions typically impose conditions on the sale of the shares.

        Set forth below is information as of December 31, 2007 with respect to compensation plans (including individual compensation arrangements and the Plan) under which our equity securities are authorized for issuance.

Non-Qualified Stock Option and Stock Grant Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding 9ptions, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	2,500,000	$ 0.58 per share	3,100,000
Equity compensation plans not approved by shareholders	150,000	$ 1.89 per share	0

TOTAL	2,650,000	$ 0.65 per share	3,100,000

        For additional information about the stock options and other equity compensation under our equity plans as of December 31, 2007, see COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

New Plan Benefits

        Because awards under the Plan are discretionary, future awards are generally not determinable at this time.

Vote Necessary to Approve Proposal 2

        The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required to approve the proposed amendment to the Plan. The Board of Directors unanimously recommends a vote FOR this proposal to amend the Non-Qualified Stock Option and Stock Grant Plan as discussed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

APPOINTMENT OF AUDITORS
(Proposal 3 on Proxy Card)

        On May 2, 2008, the Audit Committee of the Board of Directors unanimously approved the appointment of Stark Winter Schenkein & Co., LLP as our independent accountants for the year ending December 31, 2008, and solicits the ratification of this appointment by the shareholders. Stark Winter Schenkein & Co., LLP has acted as our independent accountants since 2005. Neither such firm, any of its members nor any of their associates, has or has had during its tenure with us, any financial interest in the business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants.

        Representatives of Stark Winter Schenkein & Co., LLP are expected to be present at the annual meeting to respond to shareholders’ questions and to make any statements they consider appropriate.

Vote Necessary to Ratify Proposal 3

        The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting is required for the ratification of the appointment of the independent accountants. The Board of Directors recommends a vote FOR the ratification of appointment of the independent accountants, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Since our securities are not registered under the Securities Exchange Act of 1934, we are not subject to the reporting requirements of Section 16(a) of that Act.

BOARD COMMITTEES AND OTHER BOARD INFORMATION

Communications to the Board of Directors

        The Board of Directors maintains a policy of reviewing and considering communications from our shareholders. Any shareholder who desires to contact the Board of Directors may do so by fax, telephone, or regular mail to the Board of Directors, c/o William W. Reid, President, Gold Resource Corporation. Shareholders can also send electronic communications to the Board via e-mail to jasonreid@goldresourcecorp.com. Such communications may also be forwarded to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the Board by mailing to our corporate headquarters in Denver. We will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report on the contents to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report on the contents to the non-management directors.

        Our directors periodically review communications from shareholders and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. Directors may also attend the annual meeting of shareholders and receive communications directly from shareholders at that time.

Board Committees and Meetings

        The Board of Directors maintains a standing (i) Audit, (ii) Compensation and (iii) Nominating Committee. During the year ended December 31, 2007, the Board of Directors met three (3) times and took action by consent in lieu of a meeting on six (6) other occasions. No director attended less than 75% of the meetings held during 2007.

        Audit Committee.  The Audit Committee, comprised of Bill Conrad as chairman and William Reid, recommends the selection and appointment of our independent accountants to the Board of Directors and reviews the proposed scope, content and results of the audit performed by the accountants and any reports and recommendations made by them. Only Mr. Conrad meets the definition of “independent” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. (“Marketplace Rules”), since William Reid is an officer of our company. As of the date of this report, the Audit Committee has not adopted a formal charter, although the committee expects to do so in the near future.

        Our Board of Directors has determined that Bill Conrad, the chairman of the Audit Committee, qualifies as an audit committee financial expert in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of the audit committee functions. Mr. Conrad acquired these attributes through experience in analyzing financial statements of companies, and through his experience as an executive officer of other publicly traded companies.

        The Audit Committee appoints and oversees our independent accountants. The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the accountants and any reports and recommendations made by them. The committee also oversees our financial reporting process, and is responsible for drafting an annual report to be included with our proxy statement. The Audit Committee held one (1) meeting during the last fiscal year.

        Audit Committee Report.  The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2007 with management and have reviewed related written disclosures of Stark Winter Schenkein & Co., LLP, our independent accountants, of the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. We have reviewed the written disclosures and the letter from Stark Winter Schenkein & Co., LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Stark Winter Schenkein & Co., LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

We have also reviewed the various fees that we paid or accrued to Stark Winter Schenkein & Co., LLP during 2007 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table sets forth fees paid to our independent accountants, Stark Winter Schenkein & Co., LLP for the last two fiscal years:

	2007	2006
Audit Fees	$31,800	$28,675
Audit Related Fees	—	0
Tax Fees	2,750	1,500
All Other Fees	—	0

Total Fees	$34,550	$30,175

It is the policy of the Audit Committee to engage the independent accountants selected to conduct the financial audit for the Company and to confirm, prior to such engagement, that such independent accountants are independent of the Company. Also in keeping with its policy, all services of the independent accountants reflected above were pre-approved by the Audit Committee.

Bill M. Conrad (Chairperson and member)
William W. Reid (member)

        Compensation Committee.  The Compensation Committee is responsible for reviewing and recommending the compensation of our executive officers and directors and making recommendations to the Board regarding our general compensation, benefits and perquisites, policies and practices, including, without limitation, our incentive compensation plans and equity-based compensation plans. In performing this function, the Committee considers, among other things, the types of compensation and amounts paid to executives and directors of public companies of equivalent size, stage of development in the industry and capital resources. The findings of this compensation review are used to determine an appropriate level of compensation for the executives and directors, reflecting the need to maintain competiveness and recruit and retain qualified personnel within the context of our financial resources.

        The Compensation Committee was created by the Board on August 9, 2006 and consists of Bill Conrad and David Reid. Only Mr. Conrad meets the definition of independent as defined in the Marketplace Rules. During the year ended December 31, 2007, the Compensation Committee met two (2) times.

Compensation Committee Interlocks and Insider Participation

        During the last completed fiscal year, David Reid, a member of our Compensation Committee, served as our Executive Vice President.

        Nominating Committee.  Also on August 9, 2006, the Board of Directors established a Nominating Committee composed of two members, William Reid and David Reid. Neither of such individuals is independent within the meaning of the Marketplace Rules.

        The Nominating Committee is responsible for periodically reviewing the size of the Board and its committee structure, identifying individuals that it believes are qualified to become members of the Board, recommending to the Board director nominees for the next annual meeting of shareholders, assisting the Board with its annual self-evaluation process and overseeing new director orientation and training. The Committee met one (1) time during 2007.

        As of the date of this proxy statement, neither the Compensation Committee nor the Nominating Committee has adopted a formal charter. However, we expect to evaluate adoption of a charter for each Committee in the near future.

        The Nominating Committee will consider director candidates nominated by shareholders and will apply the same criteria to shareholder recommendations as it does to other nominees considered by the committee. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Nominating Committee c/o David Reid, 222 Milwaukee Street, Suite 301, Denver, CO 80206. Such letter must be signed and dated and submitted to us by the date mentioned in this proxy statement under the heading PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS. The following information must be included in or attached to the letter:

•	name and address of the shareholder making the recommendation;
•	proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;
•	the name, address and resume of the recommended nominee; and
•	the written consent of the recommended nominee to serve as our director if so nominated and elected.

        Specific minimum qualifications for directors and director nominees which the committee believes must be met in order to be so considered include management experience, exemplary personal integrity and reputation, sound judgment, and sufficient time to devote to the discharge of his or her duties.

        If vacancies are anticipated or otherwise arise, the Nominating Committee considers candidates for director suggested by members of the Board, management, shareholders and other parties. The Committee evaluates new nominees based on criteria including, but not limited to, independence, diversity, age, skills, experience, potential conflicts of interest and time availability and if warranted, may interview the nominee in person or via the telephone. There are presently no differences in the manner in which the Committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table summarizes the total compensation for the two fiscal years ended December 31, 2007 of our executive officers and one highly compensated individual who was not serving as an executive officer at the end of our last fiscal year:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
William W. Reid,	2007	$240,000	$150,000	$—	$—	$—	$—	$390,000
Chairman, C.E.O.	2006	$240,000	$—	$—	$—	$—	$—	$240,000
and President(1)

David C. Reid,	2007	$170,000	$100,000	$—	$—	$—	$—	$270,000
Vice President and	2006	$170,000	$—	$—	$—	$—	$—	$170,000
Director(1)

Jason D. Reid,	2007	$100,000	$75,000	$—	$—	$—	$—	$175,000
Vice President	2006	$46,875	$—	$—	$83,575 (3)	$—	$—	$130,450
Corporate Development(2)

(1)	The executive officer was not compensated for his service as a director of our company.
(2)	Mr. Reid was appointed Vice President of Corporate Development effective January 2, 2008.
(3)	Valued in accordance with SFAS 123(R).

        Effective January 1, 2006, we entered into employment agreements with William Reid and David Reid which extend for a three-year term. Pursuant to the terms of those agreements, William Reid received $240,000 and David Reid received $170,000 as salary in 2007. In 2008, their base salary was increased to $300,000 and $212,000 per annum, respectively. The agreements also provide for incentive compensation in the discretion of the Board, including bonuses, stock options and perquisites. Each individual also participates in health and other insurance programs that we maintain. The employment agreements are automatically renewable for one-year terms on each anniversary of the effective date unless either party gives notice to the other that they do not wish to renew the agreement, not less than 120 days prior to expiration.

        Pursuant to the terms of the employment agreements, the employee would be entitled to certain payments in the event their employment is terminated under certain circumstances. If we terminate the agreement without cause, or either executive officer terminates the agreement “with good reason,” we would be obligated to pay two years of compensation in accordance with our regular pay schedule. Termination by an executive officer with good reason includes a “change in control.”

        We do not have an employment agreement with Jason Reid who is employed on an at-will basis. However, we expect to execute a formal agreement in 2008. Jason Reid received $100,000 in annual salary in 2007, increased to $150,000 in 2008. He also participates in health and other insurance programs that we maintain on the same basis and under the same terms as our other executive officers.

        In addition to our executive officers, we engage two consultants on a regular basis. Jose Perez Reynoso is the manager of our operations in Mexico and is paid at the rate of $10,000 per month. Frank Jennings, our financial consultant, is paid on an hourly basis, which we expect will not exceed $3,000 per month in the aggregate. We do not have a written agreement with either consultant.

Outstanding Equity Awards at Fiscal Year-End

        The following table summarizes the amount of our executive officers’ equity-based compensation outstanding at the fiscal year ended December 31, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares Or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable
	(#)	(#)	(#)	($)		(#)	(#)	(#)	($)
William W. Reid	400,000	0	0	$0.25	10/9/2013	—	—	—	$ —
William W. Reid	400,000	0	0	$0.25	4/22/2014	—	—	—	$ —
David C. Reid	400,000	0	0	$0.25	10/9/2013	—	—	—	$ —
David C. Reid	200,000	0	0	$0.25	4/22/2014	—	—	—	$ —
Jason D. Reid	600,000	0	0	$1.00	3/3/2009	—	—	—	$ —

        We did not grant any options to our executive officers during 2007 or 2006. In May 2006, Jason Reid was granted options to purchase our common stock for $1.00 per share prior to March 3, 2009 upon accepting employment as Corporate Development Assistant. Jason Reid has not exercised any of the options. Our executive officers did not exercise any stock options awarded in prior years during the year ended December 31, 2007.

Director Compensation

        In June 2006, we retained Bill Conrad to serve on our Board of Directors. Mr. Conrad receives cash compensation, which was increased from $3,000 to $4,000 per month in February 2007, and also received a stock grant of 100,000 shares of our common stock valued at $1.00 per share and options to acquire up to 500,000 shares of stock on or before March 3, 2009 for $1.00 per share at the time of his appointment. The table below summarizes the compensation of our only director who is not also one of our executive officers and whose compensation is not disclosed in the Summary Compensation Table, for the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Bill M. Conrad	$47,000	$—	$—	$ —	$ 35,000 (1)	$82,000

(1)     Mr. Conrad received a cash bonus of $35,000 for his service during 2007.

        All directors are reimbursed for reasonable and necessary expenses incurred in their capacities as such.

LEGAL PROCEEDINGS

        No material legal proceedings, to which we are a party or to which our property is subject, is pending or is known by us to be contemplated. Also, we are not aware of any legal proceedings in which any officer, director or any owner of record or beneficial owner of more than five percent of any class of our voting securities is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2005 and 2006, William Reid and David Reid each advanced money to us to meet short-term working capital requirements. The loans were represented by promissory notes totaling $160,000, which were non-interest bearing and due on demand. We used the proceeds of the IPO to repay the notes in 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        As of May 6, 2008, there are a total of 34,206,952 shares of our common stock outstanding, our only class of voting securities currently outstanding. The following table describes the ownership of our voting securities by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. All share amounts have been adjusted to reflect a two-for-one split of our outstanding stock effective February 21, 2005. Unless otherwise stated, the address of each of the individuals is our address, 222 Milwaukee Street, Suite 301, Denver, Colorado 80206. All ownership is direct, unless otherwise stated.

        In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days is exercised, but not the options owned by any other individual.

Name and Address of	Shares Beneficially Owned
Beneficial Owner	Number		Percentage (%)
William W. Reid(1)	4,760,806	(4)(5)	13.5%

David C. Reid(1)	4,404,039	(6)	12.6%

Bill M. Conrad(2)	594,500	(7)	1.7%

Frank Jennings (3)	0		0%

Jason Reid (3)	1,319,000	(8)(9)	3.7%

Beth Reid	4,760,806	(10)	13.5%

Tocqueville Asset Management, L.P. 40 West 57th Street, 19th Floor New York, NY 10019	3,457,000		10.1%

All officers and directors as a group
(5 persons)	11,078,345	(4)(5)(6)(7)(8)(11)	29.4%

(1)	Officer and director.
(2)	Director.
(3)	Officer.
(4)	Includes options to purchase 1,050,000 shares which are currently exercisable.
(5)	Includes 1,534,200 shares owned by the reporting person's spouse, of which he disclaims beneficial ownership.
(6)	Includes options to purchase 850,000 shares which are currently exercisable.
(7)	Includes options to purchase 525,000 shares which are currently exercisable.
(8)	Includes options to purchase 1,000,000 shares which are currently exercisable.
(9)	Includes 200,000 shares owned by the reporting person's spouse, of which he disclaims beneficial ownership.
(10)	Includes 2,176,606 shares owned by the reporting person's spouse, of which she disclaims beneficial ownership.
(11)	Includes 1,734,200 shares owned by spouses of the officers and/or directors, of which they disclaim beneficial ownership.

Changes In Control

        One of the holders of our common stock, Heemskirk Consolidated Limited, holds the first right to acquire any stock offered by us in the future. This right expires in August 2008. While we have no plans to issue additional stock in the future, to the extent we do and this entity exercises its right to acquire all or a portion of that stock, its percentage ownership interest in our company may increase. This may result in a change in control.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

        We anticipate that the next annual meeting of shareholders will be held in June 2009. Any shareholder of record who desires to submit a proper proposal for inclusion in the proxy material related to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices within a reasonable time prior to the submission of our proxy materials to be printed and mailed in order to be considered for inclusion in the proxy statement for the 2009 annual meeting of shareholders. The proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

        Our common stock is traded on the OTC Bulletin Board under the symbol “GORO.”

ANNUAL REPORT

        Our Annual Report for the year ended December 31, 2007, including financial statements and schedules, is included with this proxy statement.

OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

May 7, 2008	By Order of the Board of Directors /s/ William W. Reid Chairman and Chief Executive Officer

ANNEX A

First Amendment to the
Gold Resource Corporation
Non-Qualified Stock Option and Stock Grant Plan

        This First Amendment (“Amendment”) to the Gold Resource Corporation Non-Qualified Stock Option and Stock Grant Plan (“Plan”) is adopted on May 2, 2008.

        Section 15 of the Plan, entitled “Effective Date of Plan; Termination Date of Plan.” is hereby amended to provide that the Plan shall terminate at midnight on the last day of February 2019 except as to Options previously granted and outstanding under the Plan at that time.

        With the foregoing exception, the Plan and all of its provisions, as previously amended, shall remain in full force and effect.

A-1

GOLD RESOURCE CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned having duly received the Notice of Annual Meeting and the proxy statement dated May 7, 2008, hereby appoints William Reid and David Reid as proxy(ies) (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Gold Resource Corporation held of record by the undersigned on May 6, 2008, at the Annual Meeting of Shareholders to be held on June 20, 2008 at the Brown Palace Hotel, 321 17th Street, Denver, Colorado, 80202, at 10:00 a.m. Mountain time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS. NOMINEES: WILLIAM W. REID, DAVID C. REID AND BILL M. CONRAD.

[_] FOR ALL NOMINEES	[_] WITHHOLD VOTE FROM ALL NOMINEES
[_] FOR ALL NOMINEES, EXCEPT THE FOLLOWING:

2.	TO APPROVE AN AMENDMENT TO THE NON-QUALIFIED STOCK OPTION AND STOCK GRANT PLAN TO EXTEND THE PLAN'S EXPIRATION DATE.

[_] FOR	[_] AGAINST	[_] ABSTAIN

3.	TO RATIFY THE APPOINTMENT OF STARK WINTER SCHENKEIN & CO., LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2008.

[_] FOR	[_] AGAINST	[_] ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

        This proxy, when properly executed, will be voted in the manner directed on the proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS.

        Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

(Signature)

(Signature, if held jointly)

Date:_______________, 2008

[_] Meeting Attendance – Please mark the box to the left if you plan to attend the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU PREFER INTERNET VOTING, GO TO VOTE.CORPORATESTOCK.COM, WHERE YOU WILL BE ASKED TO ENTER YOUR (P) ACCOUNT NUMBER AND CONTROL NUMBER LISTED ABOVE, PRIOR TO CASTING YOUR VOTE.